China PnR

A Financial Payment Expert

ChinaPnR Account and System Custody Agreement

  Party A: Shanghai Dianniu Internet Finance Information Services Co., Ltd

        Party B: Shanghai PnR Data Service Co., Ltd

In order to carry out the Internet financial business, Party A needs to manage the account and open the online payment and collection function. Party B, with the permission of the People’s Bank of China, is engaged in the construction and operation of the Internet payment platform. Both parties have signed this agreement through friendly negotiation in the interests of equality, mutual benefit, and common development.

Article I Definition

“ChinaPnR Account System Custody” refers to the account system developed by Party B for Party A and its user with the functions including collection, payment, sub-account as well as record of specific account details and fund balance, and the provision of the outsourcing operation services and payment settlement services for the above account system.

Article II Service Content

(I)

Party B shall provide the account system and payment service system to Party A, including the exclusive account opening, top-up and book-keeping, payment, cash withdrawal, charge, user information management, user account inquiry and other value-added functions.

(II)

The services provided by Party B to Party A meet the system safety certification standards set out by the China Information Security Certification Center. Party A, and its user, shall respectively open an exclusive account in the system that shall be operated independently by the account holder to ensure that Party A’s user funds are isolated from Party A’s funds.

(III)

Party B shall provide Party A with inter-bank payment and fund settlement services for domestic commercial banks. When Party A’s user tops up the account, withdraws cash or transfers funds, Party B shall ensure that the funds are settled accurately according to the instructions of the account holder.

(IV)

The fund payment and settlement under the account system of Party B shall be incorporated into the reserve management system of Party B, and all funds within the user’s exclusive account shall be supervised and managed by the supervisory bank and the regulatory authority.

(V)

Party B shall provide Party A with a user telephone service that is accessible 12 hours a day and seven days a week. Hours of operation: 8: 00-20:00, Customer Service Line: 400-820-2819

(VI)

Party B shall provide Party A with the technical support services in respect of sending interface documents, joint-test and upgrading for the account system, shall be online normally in correspondence to Party A’s business system, and shall provide free upgrade of the interface for Party B’s account system.

(VII)

Party B shall include the basic information of the Internet lending platform of Party A into the database, provide Party A’s user with independent website system for query and confirmation, and assist Party A in establishing and promoting its brand.

Article III Exclusive Account Function

(I)

Account Opening. Party A and its user may open the exclusive account through the account system interface provided by Party B. Party A and its user shall abide by the account operating rules and cooperate with Party B to complete the relevant verification.

(II)

Top-up. Party A and its user may top up their exclusive accounts in many ways specified in this agreement, and the account service system will automatically keep the account for such exclusive accounts.

(III)

Payment. Party A and its user may use the balance in their exclusive accounts to pay. The account service system will automatically deduct the paid amount from its corresponding exclusive account and carry out the payment transactions (including user bidding as well as freezing, unfreezing and transfer of account funds) through various functional interfaces.

(IV)

Cash Withdrawal. Party A and its user may cash out its opened exclusive accounts. The specific time to receive the fund shall be based on the cash withdrawal modes supported by Party A or selected by the user.

(V)

Charge. Party A may charge the service fee to its user through the special collection account, and Party B shall complete the operation according to the instructions of Party A. The service fee issues between Party A and its user shall be completely settled by Party A, and Party B shall not assume any responsibility thereof.

(VI)

Account Opened by Enterprise. Party A’s enterprise user may open the exclusive account as the borrower or the investor to carry out the online business on the platform of Party A.

1.

Party A shall ensure that the enterprise user is the legally existing business entity and is engaged in legitimate business activities. Party A shall strictly examine the information materials of the enterprise user as to whether it has a real loan demand and purpose and ask the enterprise user to provide full guarantee.

2.

Party B shall open the account for the enterprise user at the request of Party A. Party A shall submit to Party B the real information of the enterprise user (including but not limited to: business license, the identity card of the legal representative, organization code certificate, account opening license and tax registration certificate).

3.

Party B shall only open the exclusive account for the enterprise user according to the enterprise user data submitted by Party A, and the loss of the investor due to the fact that the user information is not true or the loan demand is fictitious shall be borne by Party A without any consequence to Party B.

4.

During the period of cooperation, Party A shall be responsible for solving the Party B’s economic, reputation and other losses due to the offense or illegal act of the enterprise user, and shall bear the corresponding liability for compensation to Party B. If Party A’s violation of the above provision causes legal responsibility borne by Party B, Party A shall unconditionally indemnify Party B against any loss.

(VII)

Quick Top-up. In the event it is the first time for the individual user of Party A to make quick top-up for its payment account, Party B is authorized to deduct the specified amount from the designated bank debit card of the user. Party B will verify the payment through the ID card, name, bank card number and phone number. The top-up will be completed after the bank card binding is verified. In the event of another top-up, the user shall be deemed to have confirmed the top-up transaction, and amount, and issue an irrevocable instruction to Party B upon confirmation of the input password of the exclusive account. Party B will entrust the bank or a third party to deduct the funds from the bank card bound by the user according to the instruction. After Party A’s user opens the quick top-up function, its binding bank debit card is regarded as the only cash withdrawal card of its own exclusive account. Without the approval of Party B, the user may not change or remove the binding or add a new cash withdrawal card or quick top-up bank card.

1.

Party A’s user shall be the legal holder of its bank debit card, and the use thereof shall not infringe upon the legitimate rights and interests of any third party. Party A and its user shall not use the quick top-up function to carry out illegal activities such as cashing, money laundering and false transaction. Failing the foregoing will entitle Party B to take measures in accordance with the relevant rules of the regulatory bank.

2.

Party A’s user shall bear all losses caused by the improper storage and use of its account number or password, and Party B is obliged to actively provide remedies to Party A and its user in case of the aforesaid risk events.

3.

Where Party A’s user applies for removal of the bound quick top-up bank card, Party A shall strictly implement the bank card unbound process issued by Party B, collect and review the relevant information of Party A’s user, and ensure the authenticity, legality and effectiveness of the information obtained. The risk of Party B’s operation according to Party A’s application above shall be borne by Party A.

4.

Party A shall ensure that the instructions given to Party B are authorized by Party A’s user and are accurate and correct. Party A or its user shall be responsible for the loss caused to Party B due to the fact that Party A or its user violates the provision of this agreement, and Party B shall have the right to deduct corresponding amount from the account of Party A or its user and to suspend or discontinue the quick top-up function based on the risk situation.

(VIII)

Sheng Li Bao (生利宝). Party B shall provide the “Sheng Li Bao” purchase and redemption channel designed for Party A’s user for Party A’s platform, and the user’s idle funds in the account may purchase the money fund products of the fund companies in cooperation with Party B.

(IX)

Other Functional Services Provided by Party B to Party A. Party B has the right to upgrade the system function based on risk control and transaction supervision, and Party A shall not refuse to use it without reason. The new account function shall be subject to the supplementary agreement shown on Party B’s system or otherwise signed by both parties.

Article IV Rights and Obligations

(I) Party A’s Rights and Obligations

1.

Party A shall provide Party B with real enterprise qualification documents, brand introduction information, business information and relevant legal certificates, and authorize Party B to investigate and verify Party A’s credit status based on the needs of business management. Party A shall bear all the consequences caused by false, inaccurate and untrue information. Where the change of Party A’s operation information may affect the cooperation between both parties, including but not limited to change of entity, Party A’s enterprise name, legal representative as well as Party B’s business contact, Party A shall notify Party B in writing and, at the request Party B, issue relevant certificates.

2.

Party A shall be responsible for the daily operation and maintenance of its own commercial website and ensure a connection with Party B according to the technical standards such as the interface standards and data format agreed by both parties.

3.

Party A shall strictly abide by the national laws, regulations and relevant departmental rules; have the qualification and conditions for engaging in relevant business; obtain the corresponding administrative licenses or complete the filing according to laws; and ensure that the Internet lending platform and the published information are legal, true and effective. Party A shall bear sole responsibility for the user disputes and the loss to Party B arising from the Party A’s violation of national laws and regulations or false, old or inaccurate information.

4.

Party A is responsible for assisting the account opening of the exclusive account of Party A and the adjustment of the account amount between Party A’s user, and Party B shall provide the account consultation and service during the account opening and use by the user.

5.

Party A ensures that all transaction instructions (including but not limited to bidding, freezing, unfreezing, transfer, deduction and transfer of creditor’s rights) issued to Party B’s system are timely, safe and confidential, and are properly authorized by Party A’s user to be true and accurate. Party A shall be responsible for solving all consequences (including complaint of Party A’s user and relevant legal responsibilities) caused by the instructions issued by Party A without the authorization of its user or a wrong instruction—this is of no relevance to Party B.

6.

Party A shall strictly examine the qualification and credit of the investor and the borrower, and Party A shall bear the corresponding legal liability if any illegal trading behavior exists.

7.

During the period of cooperation, Party A shall not transfer the interface technology, security agreement and certificates provided by Party B to any other third party without the permission of Party B. After both parties terminate the cooperation, Party A shall timely destroy the all technical documents, which shall not be used or transferred to any other third party without authorization.

8.

Party A shall keep the administrative account and password properly, and Party A shall undertake all losses caused by improper secure or use of its own account and password, while Party B is only responsible for assisting in the accounting query and password reset, other than undertaking any responsibility herein.

9.

Party A agrees that its online credit business only uses the account system provided by Party B. If Party A violates the Agreement by using account system that is not provided by Party B, Party A shall be responsible for all the resulting relevant complaints and disputes, and Party B may have the right to terminate the cooperate and not to refund all service charges.

10.

In case of any suspicious risk transaction or suspected risk hazard, Party A shall, upon Party B's request, provide or assist Party B in providing relevant authentic materials of Party A's user to institutions such as the judiciary authorities.

11. Party B shall meet with Party A's data gathering requirements and provide user’s transaction record according to the laws, regulations and the requirements of the authorities. Party B shall not provide the user’s ID card, bank card and other private information without the investigation or approval of the authorities.

(b) Rights and Obligations of Party B

1.

Party B shall be responsible for the construction, operation and maintenance of the account system, and provide the services mentioned in Article II to Party A.

2.

Party B shall be responsible for the security, confidentiality, accuracy and timeliness of the information process for its account system in comply with laws, regulations and requirements of regulatory bank.

3.

Party B shall be responsible for handling complaints involving the trust account system and bear the corresponding responsibilities caused by the fault. In addition, Party B shall not be liable for any commercial disputes that may happen between Party A and its user.

4.

In addition to the regulatory requirements, Party B shall provide to Party A domestic bank card payment service supported by Party B's account system. Party B shall have the right of adjustment according to the cooperation with the bank, but shall notify Party A 3 working days in advance.

5.

Party B shall be responsible for answering relevant questions from Party A and its users in the use of Party B's account system such as transaction query, data checking, fund settlement, etc.

6.

Party B shall have the right to conduct account services system upgrade and routine maintenance since the upgrade may affect Party A's platform operation. Party B shall notify Party A 3 working days in advance should not take up Party A's peak trading hours, and minimize the impact on Party A's business activities.

7.

Party B shall complete the payment operation in comply with accurate instructions authorized by Party A's user and issued by Party A, and shall be responsible for the security, confidentiality and timeliness in the information process of the account system. Party B has the right to validate whether instructions issued by Party A is authorized by its user in different stages through one or more ways such as real-name authentication, password authentication, bank card authentication, orders match, etc., and Party B shall have the right not to operate instructions unauthorized by Party A's user or not conducted according to actual authorization of its user.

8.

Party B shall only provide the services as agreed herein, and Party A shall be responsible for all disputes not arising from the above services.

9.

Party B shall have the right, in accordance with the demand of risk control, to conduct on-site inspection and site inspection on Party A, which includes but not limited to whether actual premises and legal representative are real, whether risk control management system is complete, the condition of independent risk control department, and the match degree between website transaction, details with the background data record, etc. Party A should cooperate with Party B's work, and Party B has the right to take corresponding measures according to the results of the inspections.

Article V. Brand Management

(I) Party B authorizes Party A to use the brand logo of "ChinaPnR" within the validity period of the Contract, including the standard version of the brand logo and the standard combination of brand logo. Party A may, only on P2P platform and related advertisement indicated in the Agreement, use Party B's logo. When using Party B's logo, one shall stick to "ChinaPNR Logo Using Manual," and shall not modify, change the size and color as well as add graphics, words and symbols failing to conform with VI specification.

(II) Party A shall not use "ChinaPNR" and the negotiated business under this agreement in false advertisement to mislead consumers; and without Party B's permission, one shall be forbidden to license third party to use ChinaPNR logo. The damages and losses occurred by Party A's violation of Party B’s Logo Using Manual shall be entirely assumed by Party A. In the event that Party B’s brand image is damaged, Party B shall have the right to change or revoke license and Party A shall assume the legal liabilities.

Article VI Fees

Party B shall charge fees according to the following standard:

Project	Content	Transaction Fees	Charged Object
Accountant Recharge Fee	Recharge of Individual E-bank	ICBC、ABC、CBC、CITIC Bank: 1.5‰ of recharged amount	□A □B
other banks: 2.5‰ of recharged amount
	Recharge of Enterprise E-bank	10 RMB per transaction
	Fast Recharge	1.5‰ of recharged amount0	□A □B
Withdraw fee	S4 fast withdraw means the money you withdraw would in （T day）be transferred into the designated account.	0.5‰ of withdraw amount + 2 RMB each transaction	□A □B
	Common withdraw means the money you withdraw would in T+1 day be transferred into the designated account.	2 RMB per transaction
Service Fee	All account management and system maintenance fee	120,000 RMB per year	■B

Note：① Please mark in the □ in front of the corresponding options. Collection way can only be chose between A or B.

Collection way A: collect from user, the transaction fee would be deducted from the exclusive account of Party A's user.

Collection way B: collect from Party A, the transaction fee would be deducted from Party A's exclusive account.

If there is insufficient balance, the transaction would fail.

②The banks which provide individual E-bank service：

ICBC, ABC, BOC, CBC, Bank of Communications, CMBC, CMB, CEB, CIB, SPDB, PSBC, BOS, SRCB, CITIC Bank, Fudian Bank

The banks which provide enterprise E-bank service:

ICBC, ABC, BOC, CBC, Bank of Communications, CMB

CEB, SPDB, Ping An Bank, BRCB

Banks which provide fast recharge service:

ICBC, ABC, BOS, CBC, BOC, CEB,

CIB, CITIC Bank, Ping An Bank, SPDB, CBHB, PSBC,

3

If Party A’s user uses fast withdraw service in the working day just before national holidays (including weekends and holidays)

the one would be charged as 0.5‰* (numbers of the holidays+1) +2 RMB per transaction.

4

Party B shall have the right, according to the risk control or cooperation with banks, to adjust the numbers, transaction fee and limit of each transaction and day limit of the banks who provide service. Party B shall inform Party A in advance.

Article VII Transaction fee collection and payment

(I) System management fee: Party A shall transfer the money to the account designated by Party B once, which shall be no later than the fifth working day after signature of this agreement. Party B shall provide the invoice to Party A within 15 working days after receipt of money. In the event of Party A's dissatisfaction to Party B's risk control permissions, which leads to the failure of cooperation, this agreement shall be revoked since Party B has paid back Party A's money in full to the designated account and neither party shall be liable.

(II） Withdraw fee: If Party A's user uses the fast withdraw service, unless party B reason which leads to the money failed to reach the designated account, Party B shall not pay back the withdraw fee.

(III） In the duration of this agreement, except listed in item (I) of Article 7, if Party A unilaterally terminates this agreement, Party B would not pay back the system management fee.

(IV） If this agreement shall be renewed, Party A shall pay the system management fee to Party B within 5 working days after the automatic renew of this agreement. Party B shall provide the invoice to Party A within 15 working days after receiving the money.

Party B's account name: Shanghai PnR Data Service Co., Ltd.

Account number：

Bank: Shanghai Pudong Development Bank, Minhang Branch

(V）

Recharging fee, withdraw fee and other account management service fee: When Party A or Party A's user submits the request for recharging or withdraw each time, Party B shall deduct the transaction service fee and then transfer the money left into the designated account of Party or Party A's user. Party B shall provide the invoice to Party A within the first 15 working days of each month according to Party A or Party A's user account management fee of last month.

Article VIII Account Checking

Party A can check the account through the port provided by Party B. The material Party A has downloaded includes all successful transactions confirmed online within transaction days and the transactions which have not been confirmed by Party B but have been successfully deducted by the bank or Party B's system.

Article IX Settlement

Party B shall settle Party A’s fund account to the bank account appointed by Party A after deducting corresponding service charge for account capital management on the workday of T+1, according to the settlement request submitted by Party A. Party A shall appoint the following account as the initial settlement account:

Account name: Shanghai Dianniu Internet Finance Information Services Co., Ltd

Account number:

Deposit bank: Shanghai Lujiazui Branch of Ping An Bank

Article X Intellectual Property

Any one party is entitled to all rights related to the content of its own network service, including but not limited to words, software, voices, pictures, videos, charts, advertisements and e-mails, which are all protected by relative laws about copyright, trademark right and its intellectual property, and property right.

Article XI Confidentiality obligation

Both parties shall have a duty of confidentiality with respect to the business and technical secrets of the other party in the performance of this Agreement, and neither party shall disclose any of the other commercial and technical secrets to any third party and shall have the improper use of such business and technical secrets. The confidentiality of any party shall cease to exist after the termination, alteration or dissolution of this Agreement until the other party’s business and technical secrets have been made public not because of its own reason.

Article XII Risk Warning

(I) Party B shall provide the professional account system service to Party A, but not intervene in Party A's business practices. Party B shall not bear any legal responsibility for the collection of charge, loan defaults and other disputes between Party A and the user.

(II) Party B shall provide the settlement service of account capital for Party A’s user, and shall not bear any responsibility for the investment risk of the platform. Party B shall not bear any guarantee responsibility for the investors, and any loss of the borrowers’ defaults.

(III) Party A shall ensure that Party B does not bear any economic or reputation loss due to Party A's business practices, and if Party A involves itself in poor cash flow, liquidation because of illegal operation, and criminal offenses that it is suspected of illegally raising funds, it shall independently bear all the risks arising from the aforesaid risks as a result of.

Article XIII Force Majeure

(I) "Force majeure" means the objective circumstances which occur after the signing of this Agreement, and cannot be foreseen, avoided and overcome by the affected party. For the suspension of Party B’s services due to the events of force majeure such as the upgrades for failures of telecommunications or banking system, or other causes not because of Party B’s intention or negligence, Party B shall not bear the liability for breach of contract.

(II) A party who is unable to perform or completely perform this Agreement because of force majeure may, in part or in whole, become exempt from its obligations. Following the event of force majeure, both parties shall immediately negotiate the status of this Agreement.

Article XIV Retention of Rights and Subsequent Legislation

(I)  Either party who has not exercised its rights or taken any action on the breach of the other party shall not be deemed to be a waiver of such rights.

(II) Any party may revise or supplement this Agreement in accordance with the provisions of the State’s subsequent legislation or laws, and both parties shall negotiate the follow-up cooperation and sign the supplementary agreement for confirmation, if the content of cooperation needs to be adjusted correspondingly because of the State’s subsequent legislation, and the change of the regulatory provisions. If any of the above changes leads to the failure of Party B to provide the services agreed upon in this Agreement, and this Agreement cannot continue to be fulfilled, either party may immediately terminate this Agreement without assuming liability for breach of contract and both parties shall negotiate separately for the termination of this Agreement and the refund of the system service charge, and sign the termination agreement.

Article XV Dispute Resolution and Legal Application

Both parties shall resolve the dispute arising from the performance of this Agreement by way of friendly negotiation. If the dispute cannot be resolved through negotiation, the court where Party B is located shall have the jurisdiction.

The laws and regulations of the People’s Republic of China are applicable to all matters arising from the conclusion, validation, change, performance, termination, dissolution, and interpretation of this Agreement.

Article XVI Term and Termination

(I) This Agreement is valid from December 3, 2015 to January 2, 2017. If neither party has terminated this Agreement within one month prior to the expiry of this Agreement, this Agreement shall be automatically renewed for one year.

(II) The non-defaulting party shall terminate this Agreement immediately after having notified defaulting party in any of the following circumstances:

1. If a party fails to comply with the agreement and has not corrected it after receiving the written notice from the other party.

2. A party seriously breaches the provisions of this Agreement during the term of the agreement, which resultsin the aim of this Agreement not being achieved.

3. A party has caused losses including but not limited including reputation loss, and actual economic losses to the other party because of risk events such as user’s complaints, and disputes arising from the breach of this Agreement.

(III) In the following circumstances, Party B shall have the right to send Party A a notice of rectification or a warning letter and take the necessarily restrictive measures, and if Party A fails to meet the rectification requirements of Party B within the period of rectification notice, Party B shall have the right to terminate this Agreement immediately after sending Party A a written Notice of the Termination of the Contract claiming the compensation for its loss due to following circumstance, and Party A shall not require Party B to refund the paid service charge:

1. Party A’s website is suspected for illegal activities (including but not limited to: illegal fund-raising, illegal absorption of public deposits and other illegal acts, dishonest operation, fraud, theft of user’s funds, warning or suspending of business or punishment of the judiciary, or the financial regulatory authorities);

2. A significant risk was found in Party A’s transaction through site or website inspection, or the judgment of Party B’s risk control system and Party A failed to comply with Party B;

3. In the course of the use of the account, the risk event appears to Party A, including but not limited to: Party B’s adverse effects or financial losses because of Party A’s user complaints, abnormal circumstances in the running of the website, overdue repayment which impacts Party A’s normal operation or causes Party B’s losses of reputation or funds, unable withdrawal, running point to point not in accordance with Party A’s user, a large number of offline account regulation without reasonable reasons;

4. Party A's business qualification has been changed significantly and the purpose of this Agreement has not been abided by.

(IV) In order to protect the fund security of Party A’s user, Party B shall have the right to start a risk relief mechanism (including but not limited to freezing the funds of problem account, limiting the account function or transferring the user’s funds directly to the user’s binding bank card) at the same time as sending the written notice of termination of the contract should Party B find a risk for Party A’s related behaviors in the course of rectification.

(V) If the contract is terminated or canceled, one party shall send a Notice of Termination of Contract to the other, and both parties shall negotiate the termination terms such as the closing time of the account system. Both parties shall carry out the liquidation of the account funds, and Party A shall inform its user to accomplish the withdrawal in the liquidation time confirmed by both parties. If Party A's user fails to withdraw within the liquidation time, Party A shall inform its user to log in Party B’s official website (www.chinapnr.com) for the withdrawal of surplus funds.

(VI) If the terms and the period of validity of this Agreement are in conflict with or covered by any similar agreement previously signed by Party A and Party B, this Agreement shall prevail.

This Agreement shall be conducted in duplicate, each of which shall be held by each party, with the same legal effect, and shall become effective upon signature by both parties.

(No text below)

Party A: Shanghai Dianniu Internet Finance Information Services Co., Ltd	Party B: Shanghai PnR Data Service Co., Ltd.
(Seal)	(Seal)
Signature of legal representative (or authorized representative): /s/ Zeng Erxin (Signature)	Signature of legal representative (or authorized representative): /s/ Zhong Hongbo (Seal)
Zeng Erxin Signing date: Dec. 3, 2015	Signing date: Dec. 3, 2015